Exhibit 99-2

Names and Addresses of Additional Reporting Persons:

Charles B. Johnson
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Rupert H. Johnson, Jr.
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906

Franklin Custodian Funds on behalf of Franklin Income Fund

By:
/s/ Lori A. Weber
Signature
Assistant Secretary of Franklin Resources, Inc.
Attorney in Fact for Charles B. Johnson
Attorney in Fact for Rupert H. Johnson, Jr.
Vice President and Assistant Secretary of Franklin Custodian Funds


Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA  94403 1906

By:
/s/ Breda M. Beckerle
Signature
Chief Compliance Officer of Franklin Advisers, Inc.